EMPLOYMENT AGREEMENT

      THIS AGREEMENT made as of this 29th day of June 1997, by and between STARLOG FRANCHISE CORPORATION, a New Jersey corporation having its office in Union, New Jersey, hereinafter referred to as "Employer" and KEVIN M. VANDER KELEN, hereinafter referred to as "Employee," entered into in the city of Tampa, County of Hillsborough, State of Florida.

      The parties recite that:

      A. Employer is engaged in the business of retail sales of personal property bearing licensed logos throughout the United States and internationally and maintains business premises at Union, New Jersey.

      B. Employee is willing to be employed by Employer, and Employer is willing to employ Employee on the terms and conditions hereinafter set forth.

For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties, the sufficiency of which the parties hereby acknowledge, Employer and Employee covenant and agree as follows:

      1. Agreement to Employ.

      Employer   hereby   employs   Employee  for  the  position  of  President,
Distribution   Division,   and  Employee  hereby  accepts  and  agrees  to  such
employment.

      2. Description of Employee's Duties.

      Subject to the supervision and pursuant to the orders, advice, and direction of Employer, Employee shall perform the following duties:

      a. Supervise and direct all administrative aspects and be responsible for the operation of Employer's Distribution Division including Employer's sales and marketing programs for such division; and

      b. Perform such other duties as are customarily performed by one holding such position in other business or enterprises of the same or similar nature as that engaged in by Employer and such other executive management services as are designated by Employer from time to time.

      3. Manner of Performance of Employee's Duties.

      Employee shall at all times faithfully, industriously, and to the best of his ability, experience and talent perform all duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer. Such duties shall be rendered at the above mentioned premises and at such other place or places as Employer shall in good faith require or as the interest, needs, business and opportunities of Employer shall require or make advisable.

      4. Compensation.

      Employee acknowledges and agrees that the only compensation and/or benefits that Employee is to receive from Employer are as follows:

      a. Employee shall receive a base annual salary to be paid in accordance with Employer's customary payroll practice. The initial amount of Employee's base annual salary shall be $100,000.00 for each of the first and second years of this Agreement. This amount shall be increased to the annual salary amounts as follows for the third, fourth and fifth years of the term of this Agreement:

               Year                              Base Salary
               ----                              -----------
                3                                  $115,000
                4                                  $120,000
                5                                  $125,000

      b. Employee shall be eligible to receive a performance incentive in the form of stock options each year during the term of this Agreement. In the event that the Employer meets or exceeds the "Gross Sales Projection" as set forth below at the end of each year (a "Measurement Year"), then Employer shall, within 30 days after the end of such year, grant and deliver to Employee an option (dated and effective as of the first day of the year after the Measurement Year) to purchase from the Employer 200,000 shares of the common stock of the Employee at the designated "Option Exercise Price," as follows:

  Year             Gross Sales Projection                 Option Exercise Price
  ----             ----------------------                 ---------------------
   1                     $5,000,000                              $0.50
   2                     $6,000,000                              $0.60
   3                     $7,000,000                              $0.70
   4                     $8,000,000                              $0.80
   5                     $9,000,000                              $0.90

      For the purposes of this subsection (b):

            (i) Year one (1) shall be deemed to be the period ending twelve (12) months after the execution of this Agreement. Each subsequent year shall end on the anniversary date of this Agreement.

            (ii) The Annual Gross Sales Projection shall have been met if the gross sales of the "Distribution Division" as determined for financial accounting and SEC reporting purposes equal or exceed such amount. The "Distribution Division" shall consist of the business operations formerly known as Goal Post Distribution, Inc. combined with the distribution business operations of Sumon, L.L.C, a wholly owned subsidiary of the Employer.

            (iii) The aggregate number of shares of stock subject to this Option and the Option Price will be appropriately adjusted for any increase or decrease in the number of issued shares of Employer's common stock resulting from a recapitalization, the subdivision or consolidation of shares, stock splits or forward stock splits (but not reverse stock splits, or consolidation of shares in which case the Option Price shall not be adjusted but the number of shares shall be adjusted), or the payment of a stock dividend after the date the option is granted.

            (iv) Each such option shall be immediately exercisable and shall expire at the end of the ten years after its grant; provided, however, if a person or entity providing financing to Employer is of the opinion that such financing cannot be accomplished without shortening the exercise period of such options, Employee agrees to shorten such exercise period, but to not less than five years after grant.

            (v) Shares of stock purchased upon exercise of any option shall at the time of purchase be paid for in full in cash or as otherwise permitted by Employer. Options may be exercised in whole or in part from time to time by written notice to Employer stating the full number of shares of stock with respect to which the option is being exercised and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon, accompanied by full payment for the shares of stock.

            (vi) Within nine months after the date hereof, Employer shall cause to be prepared in accordance with applicable rules and regulations and filed with the U.S. Securities and Exchange Commission ("SEC") a registration statement of Form S-8 (or such other form as is appropriate for the registration of employee options) covering 1,000,000 shares of Employer common stock underlying the options which may be granted to Employee hereunder and shall cause use its best efforts to cause such registration statement to be declared effective by the SEC and to be current at all times during the period of time that options granted to Employee hereunder may remain outstanding.

            (vii) Commencing on the date hereof, Employer shall advise Employee, by written notice at least 30 days prior to the filing of any registration statement under the Securities Act of 1933, as amended (the "Act") covering any securities of Employer for its own account or for the account of others, and will for the period beginning on the date hereof and ending five (5) years thereafter, and upon the request of Employee and (i) subject to the consent of any underwriter, if applicable, and (ii) the availability under the form of registration statement selected by the Employer in its sole discretion include in any such registration statement such information as may be required to permit a public distribution (within the meaning of the Act) of any of the Common Stock or options (and the Common Stock underlying such options) thereon acquired by Employee hereunder (the "Registrable Securities"). Employer shall supply a reasonable number of prospectuses in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as Employee shall reasonably designate, the cost to qualify of which is to be born by Employer (the number of states shall be limited to those states in which Employer's original registration statement was qualified). Employee shall furnish information reasonably requested by Employer in connection with such registration statement including his intentions with respect thereto, shall promptly pay the pro rata portion of the SEC registration fee incurred by Employer as the percentage of the Registration Securities relates to all securities included in the registration statement and Employer and Employee shall furnish to each other indemnification in a form acceptable to Employer and Employee and customary and reasonable for such transactions. Employer shall continue to advise Employee of its intention to file a registration statement pursuant to this subparagraph until the earlier of five years after the date hereof, or such time as all of the Registrable Securities have been registered under the Act.

      c. Employer shall provide health insurance coverage for Employee and Employee's spouse in accordance with Employer's customary health insurance coverage for its employees.

      5. Duration and Termination of Employment.

      The term of this Agreement is for a period of five (5) years, commencing upon July 1, 1997. The employment relationship may be terminated at any time by either party with or without cause. In the even Employee's employment is terminated without Cause, the performance incentive set forth in paragraph 4.b. above shall remain in effect for the remaining term of this Agreement and Employee (or Employee's personal representative or heirs in the case of death) shall continue to receive grants of options under paragraph 4.b. the same as if Employee had continued in the employ of Employer throughout the period of time set forth in paragraph 4.b. hereof. In addition to the foregoing, in the event Employee terminates this Agreement, he shall give Employer at least two weeks prior notice and in the event that Employer terminates this Agreement without cause, Employer shall pay Employee six months severance pay, which shall be paid in six (6) equal monthly installments commencing on the first day of the month following such termination.

      6. Employee's Loyalty to Employer's Interest.

      Employee shall devote his best efforts and all of his full business time, attention, knowledge and skill solely and exclusively to the business and interest of Employer, and Employee shall be entitled to all benefits, emoluments, profits or other issues arising from or incident to any and all work, services and advice of Employee. Employee expressly agrees that during the term hereof he will not be interested, directly or indirectly, in any form, fashion or manner as partner, officer, director, stockholder, advisor, Employee, or in any other form or capacity in any other business similar to Employer's business.

      7. Nondisclosure of Information Concerning Business.

      Employee will not at any time, in any fashion, form or manner directly or indirectly divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any of the confidential business information of Employer. For purposes of this Agreement the term "confidential business information" shall include any information (a) of value or significance to Employer and (b) nor intended by Employer for general dissemination, including without limitation the names of any of its customers, the price at which it places its advertising or any other confidential information concerning the business of Employer, its manner of operation or its plans, processes or other confidential data of any kind, nature or description. It shall be a defense to any action by Employer hereunder that such information is generally known to competitors of Employer.

      The parties hereby stipulate that, as between them, the foregoing matters are important, material and confidential and gravely affect the effective and successful conduct of the business of Employer and its goodwill, and that any breach of the terms of this section is a material breach of this Agreement.

      8. Trade Secrets.

      Employee shall keep and hold as confidential all confidential business information or trade secrets relating to the business which accrued to him during his course of employment with Employer. Employee agrees not to divulge any trade secrets or any other confidential information pertaining to the business of Employer, including but not limited to, names and addresses of Employer's past or present clients. Employee will not, during or after the term of his employment, furnish to any individual, firm or corporation other than with Employer's written permission any list of clients, suppliers, employees or any other confidential business information related to Employer's business. For purposes of this paragraph 8, the term "confidential business information" shall have the same meaning as in paragraph 7.

      It is understood that "trade secret" as used in this Agreement is deemed to include lists of clients, customers, contracts, lists of suppliers, employees software compilations, operating procedures, licenses, or any other proprietary information of whatever nature which gives Employer an opportunity to obtain an advantage over its competitors who do not have access or know or use it. Employee agrees that, upon separation from Employer, he will return all company property including all copies of any company trade secrets that have been in his possession during the term of his employment. Employee will not make copies of these documents for personal use at any time. After termination of Employee's employment all mail addressed to Employee will be opened by Employer's secretary. Personal mail not relating to Employer's business will be promptly forwarded to Employee. Similarly, all mail received by Employee relating to the company business will be immediately forwarded to Employer.

      9. Covenant Not to Compete.

      Employee agrees that in the event his employment with Employer is terminated in accordance with the provisions of this Agreement, that he will not for a period of two years after the date of such termination, directly or indirectly, engage in any business which is competitive with the business engaged in by Employer, either for Employee's own benefit or for the benefit of any other person, partnership, firm or corporation whatsoever within the United States or Canada. In the event of dismissal or discharge the employment of Employee shall cease, but this Agreement shall remain in full force and effect and neither direct nor indirect dismissal, diminution in salary or compensation, nor condition and status of Employee's employment with Employer shall be any defense to any causes of action brought under this Agreement to enforce this covenant not to compete. Employee hereby consents and agrees that for any violation of any of the provisions of the Agreement, a temporary and/or permanent restraining order or injunction may be issued against him. This right shall be in addition to any other rights which Employer may have, including but not limited to seeking damages from Employee.

      10. Proprietary Rights.

      All ideas, marketing systems, computer programs, configurations, systems or procedures, programs or methods, formulae, inventions, discoveries, improvements, secrets or processes whether or not patentable or copyrightable, made or developed by the Employee during the term of this Agreement relating to the business of the Employer shall be the exclusive property of the Employer, whether or not any claim of the Employee to compensation has been or will be satisfied, and the Employee agrees to provide the Employer at its request and expenses such instruments and evidence as it may reasonably request to perfect, enforce and maintain the Employer's rights to such property.

      11. Termination.

      a. Options previously granted by Employer to Employee shall not be affected by any termination (with or without Cause) of the employment of Employee. If Employee's employment is terminated during the course of a year and Employee would have been entitled to receive the grant of an option at the end of such year under the provisions of paragraph 4 hereof, Employee shall nevertheless be entitled to receive such grant for such year the same as if Employee had been employed by Employer throughout the entire year, but shall not be entitled to receive any additional options from Employer. Except for the foregoing, if Employee is terminated for Cause, he shall not be entitled to any further compensation after the date of termination.

      b. For purposes of this Agreement, Employer shall have "Cause" to terminate Employee's employment hereunder upon (i) the failure by Employee to substantially perform his duties hereunder (other than any such failure resulting from Employee's incapacity due to physical or mental illness), after demand for substantial performance is delivered by Employer that specifically identifies the manner in which Employer believes Employee has not substantially performed his duties, or (ii) the willful engaging by Employee in misconduct which is materially injurious to the Employer, monetarily or otherwise, or (iii) the material breach by Employee of any of the material provisions of this Agreement. Notwithstanding the foregoing, Employee shall not be terminated without (i) reasonable notice to Employee setting forth the specific reasons for Employer's intention to terminate for Cause and the specific paragraphs of this Agreement that are alleged to be breached by Employee, (ii) a reasonable opportunity has been given to Employee to cure such breach, and (iii) delivery to Employee of a Notice of Termination as defined in subparagraph (c) hereof.

      c. Any termination of Employee's employment by Employer for Cause shall be communicated by written Notice of Termination to Employee. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

      12. Non-Transferability of Agreement or Option Rights.

      This Agreement and the options granted hereunder shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of Employee, the options granted hereunder shall be exercisable only by Employee or, in the case of Employee's death, by Employee's Personal Representative.

      13. Interpretation, Venue and Waiver

      This Agreement shall be interpreted and governed under the laws of the State of Florida. Employee consents to the jurisdiction of any court, state or federal, within Hillsborough County, Florida and agree that all litigation regarding this Agreement shall be brought only in Hillsborough County, Florida and further by execution of this Agreement the undersigned waives his privilege of venue in suits brought by Employer or against Employer in connection with this Agreement, and the undersigned further waives any and all right he may have in the selection of venue and to trial by jury of this matter.

      14. Descriptive Expressions.

      All pronouns used in any gender shall include all genders and all words used in singular number shall include the plural and vice versa wherever the context so permits.

      15. Severability.

      The provisions of this Agreement are severable. If any judgment or court order shall declare any provision of the provisions of this Agreement too broad or unenforceable because of its breadth, the Court shall determine a smaller area or time period which is enforceable and such enforceable limitation or provision shall be enforced and the other provisions shall not be affected thereby and shall remain in full force and effect.

      16. Entirety.

      Employee and Employer agree that this is the entire understanding by both parties and that this Agreement supersedes all prior negotiations and/or written agreements between the parties and that such Agreement may not be amended or modified except in writing signed by Employee or Employer.

      17. Counterparts; Facsimile Signatures.

      This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument. Facsimile signatures shall be of the same 1egal effect as if signed originally.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written in Tampa, Hillsborough County, Florida.

                                          EMPLOYER:

ATTEST                                    STARLOG FRANCHISE CORPORATION

/s/ Noel K. Evans,                        By: /s/ Jack J. Fitzgerald
------------------------                      --------------------------
Noel K. Evans, Secretary                      Jack J. Fitzgerald, President

WITNESS:                                      EMPLOYEE:

/s/ Laurie A. Vander Kellen                   /s/ Kevin M. Vander Kelen
    ---------------------------               -------------------------
/s/ [ILLEGIBLE]                               Kevin M. Vander Kelen
    ---------------------------

This Agreement shall be executed in duplicate; one copy to be retained by Employee and one copy to be retained by Employer.